UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 8, 2022
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On June 8, 2022, NovoCure Limited (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”).  The Company’s shareholders elected Asaf Danziger, William Doyle, Jeryl Hilleman, David Hung, Kinyip Gabriel Leung, Martin Madden, Timothy Scannell and William Vernon as directors, effective immediately, with a term expiring at the annual meeting of shareholders in 2023. The election of these directors was not pursuant to any arrangement or understanding between any of them and any third party. As of the date of this report, none of these directors, nor any of their immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K. These directors will be compensated consistent with the compensation programs for non-employee directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Amendment to Articles of Association
At the Annual Meeting, shareholders adopted a special resolution to amend and restate our Articles of Association for the purposes of (i) the establishment of exclusive jurisdiction in U.S. federal court for U.S. securities law matters, (ii) allowing the adoption of shareholder resolutions by written consent, (iii) allowing us to hold meetings of shareholders virtually by electronic means, (iv) allowing for our directors to authorize indemnification agreements with our senior employees, in addition to our directors and executive officers, and (v) other administrative matters.

The foregoing description of the Amended and Restated Articles of Association does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Association, a copy of which is attached to this report as Exhibit 3.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting, proxies and in-person shareholders representing 88,843,972 shares of the Company’s ordinary shares, or approximately 84.96% of the total shares entitled to vote, were present in person or by proxy and voted on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 25, 2022.
1.   Election of Directors . The eight nominees for election to the Company’s Board of Directors were elected as directors to hold office until the Company’s 2023 Annual Meeting of Shareholders or until their successors are duly elected and qualified or until their offices are vacated, based upon the following votes:

	For	Against	Abstain	Broker non-votes
Asaf Danziger	73,428,788	381,940	36,495	14,996,749
William Doyle	72,449,342	1,362,090	35,791	14,996,749
Jeryl Hilleman	73,583,849	228,588	34,786	14,996,749
David Hung	72,210,308	1,600,160	36,755	14,996,749
Kinyip Gabriel Leung	73,167,732	644,061	35,430	14,996,749
Martin Madden	73,648,293	163,992	34,938	14,996,749
Timothy Scannell	71,021,318	2,791,545	34,360	14,996,749
William Vernon	72,169,348	1,643,447	34,428	14,996,749

2.   Ratification of Independent Registered Public Accounting Firm.   The proposal to approve and ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the auditor and independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain
88,572,998	228,543	42,431

3.   Approval of a non-binding advisory vote to approve executive compensation. The proposal to approve executive compensation on a non-binding advisory basis was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain	Broker non-votes
48,509,477	25,274,827	62,919	14,996,749

4.   To amend and restate our Articles of Association. The proposal to amend and restate our Articles of Association was approved as a special resolution based upon the following votes:

For	Against	Abstain	Broker non-votes
72,135,350	1,677,923	33,950	14,996,749

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Association of NovoCure Limited adopted 8 June 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: June 10, 2022

By: /s/ Ashley Cordova
Name: Ashley Cordova
Title: Chief Financial Officer